UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2009
Weatherford International Ltd.
(Exact name of registrant as specified in its charter)

Switzerland (State or other jurisdiction of incorporation)	001-34258 Commission File Number	98-0606750 (I.R.S. Employer Identification Number)

Alpenstrasse 15 6300 Zug Switzerland (Address of principal executive offices)	Not Applicable (Zip Code)
Registrant’s telephone number, including area code: +41-41-729-4242

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On May 29, 2009, we signed a definitive agreement with Novy Investments Limited, an affiliate of TNK-BP International Limited (“TNK-BP”), to purchase TNK-BP’s Oilfield Services Division.
Under the terms of the agreement, at completion we will pay TNK-BP 24.3 million of our registered shares (the “Shares”) in exchange for the equity interests in the TNK-BP subsidiaries comprising TNK-BP’s Oilfield Services Division. If completion occurs, under the terms of the agreement we will also enter into a registration rights agreement with TNK-BP through which we will agree to register the Shares with the Securities and Exchange Commission and facilitate TNK-BP’s re-sale of the Shares. If TNK-BP sells Shares for a price less than US$18.50 prior to June 29, 2010 or the first anniversary of completion (whichever comes first), we will be obligated to pay TNK-BP additional consideration in an amount equal to the difference between the price at which those Shares were sold and US$18.50. We will pay any additional consideration in cash or, at our option in certain instances, in additional Shares following such date. Any additional Shares will also be subject to the terms of the registration rights agreement.
The transaction is subject to regulatory approvals, including Russian competition filings, and to various other closing conditions.
The agreement contains terms customary for transactions of this type, as well as specific to this acquisition, including warranties, covenants, conditions precedent to completion, indemnities and other remedies, termination rights and post-completion working capital adjustments. There are warranties contained in the transaction documents that were made by the parties to each other as of specific dates. The assertions embodied in the warranties were made solely for purposes of these transaction documents and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the transaction documents’ terms. Moreover, certain of these warranties may not be accurate and complete as of any specified date because they may be subject to contractual standards of materiality that differ from standards generally applicable to investors, have been used to allocate risk among the parties rather than to establish matters as facts or otherwise. Based on the foregoing you should not rely on the warranties included in these documents as statements of factual information.
Item 7.01 Regulation FD Disclosure.
On May 29, 2009, we issued a news release announcing a definitive agreement to purchase TNK-BP’s Oilfield Services Division. A copy of the press release is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description of Document

99.1	Press release dated May 29, 2009 announcing a definitive agreement to purchase TNK-BP’s Oilfield Services Division.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEATHERFORD INTERNATIONAL LTD.
By:	/s/ ANDREW P. BECNEL
	Name:	Andrew P. Becnel
	Title:	Senior Vice President and Chief Financial Officer

May 29, 2009